Exhibit 99.1


                      WERNER ENTERPRISES, INC.
                         14507 Frontier Road
                           P.O. Box 45308
                       Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                       Contact:  John J. Steele
---------------------        Executive Vice President, Treasurer and
                                             Chief Financial Officer
                                                      (402) 894-3036


  WERNER ENTERPRISES TO PARTICIPATE IN UPCOMING TRANSPORTATION AND
                  INDUSTRIAL INVESTMENT CONFERENCES

Omaha, Nebraska, April 28, 2011:
-------------------------------

     Werner Enterprises, Inc. (NASDAQ:WERN) ("Werner"), one of the nation's largest transportation and logistics companies, announced that it will participate in several upcoming investment conferences during the months of May and June.
     Werner will first participate in the Bank of America Merrill Lynch 2011 Global Transportation Conference on Thursday, May 19, 2011 in Boston, Massachusetts. At the conference, Werner will be represented by John J. Steele, Executive Vice President, Treasurer and Chief Financial Officer. Mr. Steele will summarize Werner's business and operations in a presentation and question-and-answer ("Q&A") discussion for the investment community and during meetings with investors. The presentation and Q&A discussion is currently scheduled to begin at 10:50 a.m. (EDT) and will be approximately 35 minutes in length.
     Werner will also take part in the Wolfe Trahan & Co. Global Transportation Conference on Wednesday, May 25, 2011 in New York City, New York. Mr. Steele and Derek J. Leathers, Senior Executive Vice President and Chief Operating Officer of Werner and President of Werner Global Logistics, will represent Werner at the conference. During a 55-minute session, Mr. Leathers will provide a general business overview of Werner during a brief introductory presentation and participate in a moderated Q&A panel discussion with executives from three other public truckload companies. The session is currently scheduled to begin at 3:45 p.m. (EDT) with each company's introduction, followed by the Q&A panel discussion. Messrs. Leathers and Steele with also participate in meetings with investors during the conference.
     In June, Mr. Steele will represent Werner at the 2011 KeyBanc Capital Markets Industrial, Automotive and Transportation Conference on Wednesday, June 1, 2011 in Boston, Massachusetts. At the conference, he will provide a general business summary of Werner to the investment community during a series of 50-minute small group and general presentation meetings with investors. The meetings are currently scheduled to be conducted from 8:00 a.m. to 12:00 p.m.
(EDT).
     Werner will then participate in the Deutsche Bank 2011 Global Industrials and Basic Materials Conference on Wednesday and Thursday, June 15-16, 2011 in Chicago, Illinois. Mr. Steele will summarize Werner's business and operations during a 35-minute presentation and

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Q&A  discussion  that is currently scheduled to begin  at  2:20  p.m.
(CDT) on Wednesday, June 15, 2011. During the conference, Mr. Steele will also take part in meetings with investors.
     The investor materials and a live audio webcast of each presentation and Q&A discussion provided by Werner at the Bank of
America  Merrill  Lynch,  Wolfe  Trahan  &  Co.  and  Deutsche   Bank
conferences will be publicly available on the respective conference date on the internet through the "Investors" link on the Werner website at www.werner.com. Investor materials provided by Werner at the KeyBanc Capital Markets conference will be publicly available prior to the conference date on the Werner website. The investor materials and replays of the audio webcasts will then be archived and accessible by the public on the Werner website during the 30-day period following each individual conference date.
     The conference dates and times provided in this press release may be subject to change. Should any such changes occur, Werner may update the information by giving notice on its website, issuing a revised press release, filing a report with the U.S. Securities and Exchange Commission or through other methods of public disclosure. Please consult the Werner website before or on the conference date for any such updated notices, press releases or reports. Also, refer to the forward-looking statement guidance set forth below.
     Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North
America,  Asia, Europe, South America, Africa and Australia.   Werner
maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated; medium-to-long-haul, regional and local van;
expedited;  temperature-controlled; and flatbed  services.   Werner's
Value  Added  Services portfolio includes freight  management,  truck
brokerage,  intermodal,  and international  services.   International
services are provided through Werner's domestic and global subsidiary companies and include ocean, air and ground transportation; freight forwarding; and customs brokerage.
     Werner  Enterprises, Inc.'s common stock trades  on  the  NASDAQ
Global   Select  MarketSM  under  the  symbol  "WERN".   For  further
information   about   Werner,  visit   the   company's   website   at
www.werner.com.
     This press release, as well as the investor materials provided by and the oral public statements made by a Werner representative
during  the  conference  presentations,  discussions,  meetings   and
webcasts announced in this press release, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner's management and are current only as of the date
made.   Actual  results  could  also  differ  materially  from  those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner's Annual Report on Form 10-K for the year ended December 31, 2010. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.